Series 2
NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposal:

o ELECT TRUSTEES FOR THE FUND.* The individuals listed in the table below were elected as trustees for the fund. All trustees except Mr. Gupta served as trustees to the fund prior to the shareholder meeting.

-------------------------------- --------------- ------------- -----------------
            TRUSTEE                   FOR          WITHHELD      PERCENTAGE FOR
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
JOHN J. BRENNAN                  1,772,819,339    36,611,554            98.0%
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
CHARLES D. ELLIS                 1,773,684,241    35,746,652            98.0
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
RAJIV L. GUPTA                   1,765,615,716    43,815,177            97.6
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
JOANN HEFFERNAN HEISEN           1,773,263,714    36,167,180            98.0
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
ALFRED M. RANKIN, JR.            1,774,063,002    35,367,891            98.0
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
J. LAWRENCE WILSON               1,770,888,452    38,542,441            97.9
-------------------------------- --------------- ------------- -----------------
*Results are for all funds within the same trust.

NOTE: Vote tabulations are rounded to the nearest whole number.